EXHIBIT 99.2

Heartland Group Holdings, LLC

Auditor’s Report and Financial Statements

December 5, 2014 (Audited) and November 30, 2013 (Unaudited)

Heartland Group Holdings, LLC
December 5, 2014 (Audited) and November 30, 2013 (Unaudited)

Independent Auditor’s Report

Board of Managers
Heartland Group Holdings, LLC
Columbus, Ohio

We have audited the accompanying interim financial statements of Heartland Group Holdings, LLC, which comprise the balance sheet as of December 5, 2014, and the related statements of operations, changes in members’ equity (deficit), and cash flows for the nine-month period then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit.  We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements.  The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Heartland Group Holdings, LLC as of December 5, 2014 and the results of its operations and its cash flows for the nine-month period then ended in accordance with accounting principles generally accepted in the United States of America.

Independent Auditor’s Review Report for 2013

We have reviewed the accompanying interim financial statements of Heartland Group Holdings, LLC, which comprise the balance sheet as of November 30, 2013, and the related statements of operations, changes in members’ equity (deficit), and cash flows for the nine-month period then ended, and the related notes to the financial statements.

Management is responsible for the preparation and fair presentation of the interim financial information in accordance with accounting principles generally accepted in the United States of America; this responsibility includes the design, implementation and maintenance of internal control sufficient to provide a reasonable basis for the preparation and fair presentation of interim financial information in accordance with the applicable financial reporting framework.

Our responsibility is to conduct our review in accordance with auditing standards generally accepted in the United States of America applicable to reviews of interim financial information.  A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters.  It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial information.  Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial information for it to be in accordance with accounting principles generally accepted in the United States of America.

/s/ BKD, LLP

Omaha, Nebraska
February 9, 2015

Heartland Group Holdings, LLC
Balance Sheets
December 5, 2014 (Audited) and November 30, 2013 (Unaudited)

Assets
	2014 (Audited)	2013 (Unaudited)
Current Assets
Cash	$-	$6,465
Accounts receivable, net of allowance; 2014 - $20,200; 2013 - $14,000	1,970,977	1,125,939
Accounts receivable due from parent	624,986	1,112,471
Inventories, net	-	2,389,959
Prepaid expenses	321,315	442,580
Indemnification receivable	-	779,160
Other receivables	86,801	19,441
Inventories held for sale	2,203,622	-
Property, plant and equipment held for sale	4,527,754	-

Total current assets	9,735,455	5,876,015

Property, Plant and Equipment, net	-	42,245,620
Other Assets	-	22,056
Intangible Assets, net	-	1,319,695

Total assets	$9,735,455	$49,463,386

Liabilities and Members’ Equity

Current Liabilities
Outstanding checks in excess of bank balance	$318,382	$462,013
Current maturities of long-term debt	1,964,365	386,606
Accounts payable	974,159	1,685,219
Accrued expenses	1,500,623	1,162,201
Membership interests subject to mandatory redemption	397,200	-

Total current liabilities	5,154,729	3,696,039

Revolving Loan Agreement	15,058,873	7,789,066
Long-term Debt	-	1,964,317
Notes Payable to Parent	30,235,234	30,235,234

Total liabilities	50,448,836	43,684,656

Members’ Equity (Deficit)	(40,713,381)	5,778,730

Total liabilities and members' equity (deficit)	$9,735,455	$49,463,386

See Notes to Financial Statements and Independent Auditor's Review Report for 2013

Heartland Group Holdings, LLC
Statements of Operations
Nine-Month Periods Ended December 5, 2014 (Audited) and November 30, 2013 (Unaudited)

	2014 (Audited)	2013 (Unaudited)

Net Sales	26,953,398	27,157,057

Cost of Goods Sold	27,057,876	24,946,877

Gross Profit (Loss)	(104,478)	2,210,180

Operating Expenses	4,859,060	4,945,335

Operating Loss	(4,963,538)	(2,735,155)

Other Income (Expense)
Interest expense	(1,767,731)	(1,472,086)
Other expense, net	(9,520)	(309,961)
Asset impairment loss	(38,379,897)	-
Goodwill impairment loss	-	(336,982)

	(40,157,148)	(2,119,029)

Net Loss	$(45,120,686)	$(4,854,184)

See Notes to Financial Statements and Independent Auditor's Review Report for 2013

Heartland Group Holdings, LLC
Statements of Members' Equity (Deficit)
Nine-Month Periods Ended December 5, 2014 (Audited) and November 30, 2013 (Unaudited)

	2014 (Audited)	2013 (Unaudited)

Members' Equity, Beginning of Period	$4,743,807	$10,632,914

Net loss	(45,120,686)	(4,854,184)

Reclassification of mandatorily redeemable member interests	(397,200)	-

Return of capital from members	60,698	-

Members' Equity, End of Period	$(40,713,381)	$5,778,730

See Notes to Financial Statements and Independent Auditor's Review Report for 2013

Heartland Group Holdings, LLC
Statements of Cash Flows
Nine-Month Periods Ended December 5, 2014 (Audited) and November 30, 2013 (Unaudited)

	2014 (Audited)	2013 (Unaudited)
Operating Activities
Net loss	$(45,120,686)		$(4,854,184)

Items not requiring (providing) cash
Loss on involuntary conversion of property, plant and equipment in accounts receivable	-		419,176
Loss on sale of property, plant and equipment	21,777		3,732
Gain on indemnification receivable settlement	-		(64,331)
Depreciation	1,076,274		1,878,826
Customer relationships amortization	108,175		216,350
Goodwill impairment loss	-		336,982
Asset impairment loss	38,379,897		-
Changes in
Accounts receivable	(925,757)		(10,621)
Accounts receivable due from parent	97,780		87,445
Inventories	985,297		610,203
Prepaid expenses	105,056		36,445
Indemnification receivable	1,100,000		176,445
Other assets	18,371		8,040
Accounts payable	(503,898)		(43,447)
Accrued expenses	215,525		164,696

Net cash used in operating activities	(4,442,189)		(1,034,243)

Investing Activities
Proceeds from sale of property, plant and equipment	24,000		28,700
Purchase of property, plant and equipment	(934,209)		(2,416,066)

Net cash used in investing activities	(910,209)		(2,387,366)

Financing Activities
Net borrowings (payments) on outstanding checks in excess of bank balance	(103,063)		84,980
Borrowings on revolving loan agreement	34,801,839		32,331,919
Payments on revolving loan agreement	(31,042,511)		(28,677,147)
Payments on long-term debt	(289,014)		(321,876)
Return of capital from members	1,978,819		-

Net cash provided by financing activities	5,346,070		3,417,876

Decrease in Cash	(6,328)		(3,733)

Cash, Beginning of Period	6,328		10,198

Cash, End of Period	$-		$6,465

Supplemental Cash Flows Information

Interest paid	$1,880,200		$1,443,450

Return of capital in other receivables	$52,572		$-

Reclassification of mandatorily redeemable member interests to current liabilities	$397,200	$

See Notes to Financial Statements and Independent Auditor's Review Report for 2013

Heartland Group Holdings, LLC
Notes to Financial Statements
December 5, 2014 (Audited) and November 30, 2013 (Unaudited)

Note 1:	Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Heartland Group Holdings, LLC (the Company) produces, sells, and distributes recycled petroleum products that have undergone a refining process to clean used oil.  The Company has one refining location in Ohio and collection and storage facilities in Ohio, Kentucky, and West Virginia.  The Company is an 85.2053% owned subsidiary of Warren Distribution, Inc. (Parent).  Effective February 27, 2014, Parent’s ownership increased to 97.3520%.  Effective December 5, 2014, the Company became a wholly-owned subsidiary of Parent.  See further discussion of redemption of member units in Note 9.

The Company’s fiscal year ends on the last Saturday in February and consists of 13 periods of 4 weeks each.  The period ended December 5, 2014 consisted of 41 weeks and the period ended November 30, 2013 consisted of 40 weeks, which approximate nine-month periods.  The effect of the one week difference between the nine-month periods is immaterial.

On October 21, 2014, the Company’s Board of Managers entered into an agreement to sell all significant assets used in the operations of the business.  On December 5, 2014, the closing was completed.  See further discussion in Note 2.

Basis of Presentation

The accompanying unaudited interim 2013 financial statements reflect all adjustments that are in the opinion of the Company’s management, necessary to fairly present the financial position, results of operations and cash flows of the Company.  Those adjustments consist only of normal recurring adjustments.

Certain information and note disclosures normally included in the Company’s annual financial statements prepared in accordance with generally accepted accounting principles have been omitted.  These interim financial statements should be read in conjunction with the financial statements and notes thereto included in the Company’s annual financial statements.  The results of operations for the nine-month periods are not necessarily indicative of the results to be expected for the full year.

Limitation on Liability

Each member’s liability is limited as provided for in the Delaware Limited Liability Company Act, and no member has any personal liability for any debt or losses of the Company beyond such member’s capital contributions.

See Independent Auditor's Review Report for 2013

Heartland Group Holdings, LLC
Notes to Financial Statements
December 5, 2014 (Audited) and November 30, 2013 (Unaudited)

Note 1:	Nature of Operations and Summary of Significant Accounting Policies - Continued

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash

At December 5, 2014 and November 30, 2013, the Company’s cash accounts were within federally insured limits.

Accounts Receivable

Accounts receivable are stated at the amount billed to customers plus any accrued and unpaid interest.  The Company provides an allowance for doubtful accounts, which is based upon a review of outstanding receivables, historical collection information and existing economic conditions.  Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer.

Inventories

Inventories consist of used refinery–grade black oil, industrial burner fuel, recycled petroleum products, by-products as a result of the refinery process and finished products.  Inventories are valued on the basis of the lower of first-in, first out cost or market.

Property, Plant and Equipment

Property, plant and equipment are stated at cost less accumulated depreciation and amortization.  Depreciation and amortization is determined using the straight-line method over the estimated useful life of each asset.  Assets held under capital lease arrangements are recorded at the present value of future minimum lease payments and are amortized using the straight-line method over the related lease term.  The estimated useful lives for each major depreciable classification of property, plant and equipment are as follows:

Buildings and improvements	5 – 40 years
Operating equipment and storage facilities	5 – 39 years
Transportation equipment	5 – 10 years

Gains and losses on the sale of property, plant and equipment are recorded in operating income.

See Independent Auditor's Review Report for 2013

Heartland Group Holdings, LLC
Notes to Financial Statements
December 5, 2014 (Audited) and November 30, 2013 (Unaudited)

Note 1:	Nature of Operations and Summary of Significant Accounting Policies - Continued

Goodwill

Goodwill is evaluated annually for impairment or more frequently if impairment indicators are present.  If the implied fair value of goodwill is lower than its carrying amount, a goodwill impairment is indicated and goodwill is written down to its implied fair value.  Subsequent increases in goodwill value are not recognized in the financial statements.  See Note 5 for changes in carrying amount of goodwill.

Intangible Assets

Intangible assets with finite lives are being amortized on the straight-line basis over a period of eight years.  Such assets are periodically evaluated as to the recoverability of their carrying values.  See Note 5 for changes in the carrying amount of intangible assets.

Long-lived Asset Impairment

The Company evaluates the recoverability of the carrying value of long-lived assets whenever events or circumstances indicate the carrying amount may not be recoverable.  If a long-lived asset is tested for recoverability and the undiscounted estimated future cash flows expected to result from the use and eventual disposition of the asset is less than the carrying amount of the asset, the asset cost is adjusted to fair value and an impairment loss is recognized as the amount by which the carrying amount of a long-lived asset exceeds its fair value.

Impairment losses of $36,928,771 were recognized for property, plant and equipment for the nine-month period ended December 5, 2014, based on the decline in the selling price of recycled petroleum products and the decision during July 2014 that property, plant & equipment be sold.  The loss is included in other income (expense) in the accompanying statements of operations.  Fair value was determined based on the selling price of the assets included in the Asset Purchase Agreement described in Note 2.  No asset impairment of long-lived assets was recognized during the nine-month period ended November 30, 2013.

Income Taxes

The Company is organized under the limited liability company statutes of the state of Delaware.  The Internal Revenue Service has issued rulings approving the tax treatment of such companies as partnerships.  Accordingly, income or loss of the Company is reportable in the separate returns of the members.  Certain states in which the Company conducts business allow or require the Company to pay income taxes in lieu of the members filing income tax returns in those respective states.  The Company files income tax returns in the U.S. federal jurisdiction and various states and foreign jurisdictions.  With a few exceptions, the Company is no longer subject to U.S. federal, state and local or non-U.S. income tax examinations by tax authorities before 2011.

See Independent Auditor's Review Report for 2013

Heartland Group Holdings, LLC
Notes to Financial Statements
December 5, 2014 (Audited) and November 30, 2013 (Unaudited)
Note 1:	Nature of Operations and Summary of Significant Accounting Policies - Continued

Revenue Recognition

Revenue from the sale of the Company’s products is recognized as products are shipped to customers.

Self Insurance

The Company has elected to self-insure certain costs related to employee health and accident benefit programs.  Costs resulting from noninsured losses are charged to income when incurred.  The Company has purchased insurance that limits its aggregate exposure for individual claims up to $250,000.

Note 2:	Assets Held for Sale ad Subsequent Disposal of Assets

On or around July 8, 2014, the Board of Managers decided to sell the assets used in the re-refinery business, consisting primarily of inventories, property, plant, and equipment and intangible assets. On July 28, 2014, the Company entered into a consulting agreement with the acquirer, Vertex Energy, Inc. (“Vertex”), in anticipation of the future sale of assets that provides for reimbursement of operating losses incurred by the Company from July 16, 2014 through the date of the close of the sale.  On October 21, 2014, the Company entered into an Asset Purchase Agreement to sell substantially all of the assets used in the operation of the Company’s business, including inventory, property, plant and equipment, and intangible assets.    The Company and Vertex agreed to share equally in the costs of certain capital projects undertaken by the Company prior to closing, provided that the Company is not required to pay more than $788,500 of the costs.  At December 5, 2014, a liability of $523,776 is recorded in accrued expenses for the Company’s remaining portion of capital projects required to be paid.

Immediately after the nine-month period ended December 5, 2014, the Company completed the closing anticipated under the Asset Purchase Agreement.  The total consideration received was 2,243,791 shares of Vertex’s publicly traded stock, valued at $6,731,376, or $3.00 per share.  The total consideration received included reimbursement of operating losses incurred by the Company and reimbursement of the capital projects described above totaling $2,291,619. Additional contingent consideration of up to $8,276,792 may be paid, 50% in cash and 50% in Vertex stock, upon meeting certain EBITDA targets in the second year after the sale.   Pursuant to the agreement, the Company indemnifies Vertex from losses incurred relating to any liabilities arising in connection with the Company’s operation of the business before the date of sale for 24 months, capped at $2,000,000.

See Independent Auditor's Review Report for 2013

Heartland Group Holdings, LLC
Notes to Financial Statements
December 5, 2014 (Audited) and November 30, 2013 (Unaudited)
Note 2:	Assets Held for Sale and Subsequent Disposal of Assets - Continued

The Company recorded inventory, property, plant and equipment, intangible assets, and other assets at the lower of cost or fair value.  Fair value was determined based on the price paid for the assets disposed of by sale.  The following table presents the fair value adjustment of related assets, net of the reimbursement of operating losses and capital projects, to arrive at the total asset impairment loss at December 5, 2014:

	Carrying Value	Asset Impairment Loss	Lower of Cost or Fair Value

Assets Held for Sale
Inventory	$2,203,622	$-	$2,203,622
Property, plant and equipment	41,456,525	36,928,771	4,527,754
Intangible assets	1,146,615	1,146,615	-
Other, net	304,511	304,511	-

Total assets held for sale	$45,111,273	$38,379,897	$6,731,376

The Asset Purchase Agreement requires the Company to conduct additional environmental studies on certain property.  If environmental remediation activities are required, Vertex would be required to pay the lessor of one-half of such remediation costs or $200,000.  Any remediation costs incurred by the Company in connection with remediation activities in excess of $200,000 would reduce the indemnification cap of $2,000,000.  As of the date the financial statements were issued, the potential liability cannot be reasonably estimated and therefore, no liability is accrued.  It is reasonably possible that a change in the estimate will occur in the near term.

As a condition to the final close of the sale, the Company subsequently paid off remaining long-term debt of $1,964,365 that was collateralized by property, plant and equipment disposed in the sale.  Funds used to extinguish the debt were drawn from the line of credit.  See Note 6 for Parent’s release of the Company of its obligation under the revolving loan agreement.

Note 3:	Inventories

	2014 (Audited)	2013 (Unaudited)
Manufacturing inventories
Raw materials	$1,799,297	$1,663,298
Work in process	121,447	119,986
Finished goods	282,878	624,675

	2,203,622	2,407,959
Less valuation allowance	-	18,000

	$2,203,622	$2,389,959

See Independent Auditor's Review Report for 2013

Heartland Group Holdings, LLC
Notes to Financial Statements
December 5, 2014 (Audited) and November 30, 2013 (Unaudited)
Note 4:  Property, Plant and Equipment

The major classifications of property, plant and equipment as of December 5, 2014 and November 30, 2013, are as follows:

	2014 (Audited)	2013 (Unaudited)

Land	$558,000	$558,000
Building and improvements	1,810,606	1,810,606
Operating equipment and storage facilities	9,119,176	44,819,709
Transportation equipment and vehicles	1,915,500	2,231,386
Construction in progress	-	63,733

	13,403,282	49,483,434
Less accumulated depreciation	8,875,528	7,237,814

	$4,527,754	$42,245,620

Note 5:  Intangible Assets and Goodwill

The changes in the carrying amount of recognized intangible assets for the nine-month periods ended December 5, 2014 and November 30, 2013, were:

	2014 (Audited)	2013 (Unaudited)

Gross carrying amount	$2,250,000	$2,250,000
Accumulated amortization	1,103,385	930,305
Impairment loss	1,146,615	-

Net carrying amount	$-	$1,319,695

The changes in the carrying amount of goodwill for the nine-month periods ended December 5, 2014 and November 30, 2013, were:

	2014 (Audited)	2013 (Unaudited)
Beginning balance
Goodwill	$336,982	$336,982
Accumulated impairment losses	336,982	-
	-	336,982

Impairment losses	-	336,982

Ending balance	$-	$-

See Independent Auditor's Review Report for 2013

Heartland Group Holdings, LLC
Notes to Financial Statements
December 5, 2014 (Audited) and November 30, 2013 (Unaudited)
Note 5:  Intangible Assets and Goodwill - Continued

Because of increased raw material prices and decreased selling prices of recycled petroleum products, operating profits and cash flows were lower than expected during the nine-month period ended November 30, 2013.  Based on that trend, the earnings forecast for the next five years was revised resulting in a goodwill impairment loss of $336,982.  The fair value of the Company was estimated using the expected present value of future cash flows.

Note 6:  Line of Credit

The Company, together with Parent, entered into a revolving loan agreement with a bank on May 24, 2012 to provide a $75 million credit facility.  This agreement expires on May 22, 2017 and is collateralized by all of the assets of both the Company and Parent.  The interest rate charged to the Company by Parent for their portion of borrowings is equal to the sum of 7% plus one-month LIBOR, rounded up to nearest 0.0625% (7.19% and 7.25% at December 5, 2014 and November 30, 2013, respectively).  Borrowings outstanding under the agreement attributable to the Company were $15,058,873 and $7,789,066 at December 5, 2014 and November 30, 2013, respectively.  The Company and Parent are charged a credit facility fee of 0.25% of the unused facility, which is paid by Parent.  The Company and Parent must comply with certain covenants and restrictions, as defined, including consolidated debt-service coverage and maximum capital expenditure limits.

Subsequent to December 5, 2014, in connection with the sale of the assets of the Company described in Note 2, the Company borrowed an additional $1,970,000 to repay long-term debt and accrued interest that was collateralized by the property, plant and equipment subject to the sale.  Parent then assumed the Company’s line of credit and accrued interest totaling approximately $17,050,000, and the bank legally released the Company from their obligation under the credit facility.  The assumption of the Company’s obligation under the line of credit by Parent was subsequently treated as a capital contribution.

See Independent Auditor's Review Report for 2013

Heartland Group Holdings, LLC
Notes to Financial Statements
December 5, 2014 (Audited) and November 30, 2013 (Unaudited)
Note 7:  Long-term Debt

Long-term debt as of December 5, 2014 and November 30, 2013, consists of the following:

	2014	2013

Obligations under capital lease, payable in monthly installments ranging from $307 to $2,370, including interest at various rates ranging from 6.62% to 18.92%, with maturities from December 2013 to December 2014, collateralized by certain equipment.	$-	$7,292

Note payable to the Ohio Department of Development, payable in monthly installments of $37,019, including interest at 3.00%. The note matures August 1, 2019 and is collateralized by certain fixed assets of the Company. The amount was paid off in full subsequent to December 5, 2014 from proceeds of additional borrowings on the line of credit in connection with the sale of certain assets. See Note 2 and Note 6.	1,964,365	2,343,631

Notes payable to Parent, with interest only payments required monthly ranging from 4.00% to 7.00% plus one month LIBOR, with lump-sum payments due at various dates between November 2017 and August 2020. Subsequent to December 5, 2014, Parent converted the notes to equity.	30,235,234	30,235,234

Total long-term debt	32,199,599	32,586,157

Less current maturities	1,964,365	386,606

	$30,235,234	$32,199,551

Interest expense paid to Parent for the nine-month periods ended December 5, 2014 and November 30, 2013 was approximately $1,670,000 and $1,344,000 respectively.  Accrued interest due to Parent of approximately $221,000 and $143,000 is included in accounts payable and accrued expenses as of December 5, 2014 and November 30, 2013, respectively, and was subsequently converted to equity.

See Independent Auditor's Review Report for 2013

Heartland Group Holdings, LLC
Notes to Financial Statements
December 5, 2014 (Audited) and November 30, 2013 (Unaudited)

Note 8:  Operating Leases

The Company leases property and equipment under various operating leases.  Lease expense under operating leases totaled $230,980 and $236,902 for the nine-month periods ended December 5, 2014 and November 30, 2013, respectively.  Subsequent to December 5, 2014, all operating leases were transferred due to the sale of the assets of the Company described in Note 2.

Note 9:  Members' Equity (Deficit)

Each Member of the Company, other than Parent, has the right to notify the Company of their intention to sell all or any portion of their Member units.  The Company is required to purchase the Member’s units at a predetermined formula price based on multiples of EBITDA less any outstanding debt.  Parent guarantees the minimum value of the member units at $15.00 per unit if the Company cannot redeem the shares and in turn, the redeemed shares will be issued to Parent.  On February 27, 2014, certain members exercised their right to sell shares back to the Company.  Parent paid the guaranteed $15.00 per unit for 121,467 shares redeemed, increasing Parent’s ownership of the Company to 97.3520%.

Effective December 5, 2014, the remaining 26,480 shares were sold by the members at $15.00 per unit.  A liability in the amount of $397,300 is recorded at December 5, 2014.  Pursuant to the guarantee, Parent agreed to redeem the shares, thereby increasing Parent’s ownership of the Company to 100%.

Note 10:  Profit Sharing and Retirement Plan

The Company is a member of Parent’s profit sharing and salary reduction plan.  This plan, under Section 401(k) of the Internal Revenue Code, is available to all employees who have completed one month of qualified service.  Profit sharing contributions are at the discretion of the Company.  The Company matches 50% of the employee’s 401(k) contribution up to 6% of compensation.  The Company’s matching contributions were $62,996 and $63,742 for the nine-month periods ended December 5, 2014 and November 30, 2013, respectively.  There were no profit sharing contributions for the nine-month periods ended December 5, 2014 and November 30, 2013.

See Independent Auditor's Review Report for 2013

Heartland Group Holdings, LLC
Notes to Financial Statements
December 5, 2014 (Audited) and November 30, 2013 (Unaudited)

Note 11:  Related Party Transactions

The Company sells recycled petroleum products to Parent.  In addition, Parent provides certain administrative and consulting services and receives a management fee of $26,210 per 4-week period.  Effective May 2014, the management fee was reduced to $20,420 per 4-week period.  The activity between the Company and Parent is summarized below:

	2014 (Audited)	2013 (Unaudited)

Sales	$11,914,767	$17,818,214
Management fees incurred	200,465	262,100
Account receivable at year end	624,986	1,112,471
Accrued expenses at year end	34,714	31,126

Note 12:  Litigation

The Company is subject to claims and lawsuits that arise primarily in the ordinary course of business.  It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the financial position, results of operations and cash flows of the Company.

Note 13:  Disclosures About Fair Value of Assets

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  Fair value measurements must maximize the use of observable inputs and minimize the use of unobservable inputs.  There is a hierarchy of three levels of inputs that may be used to measure fair value:

Level 1	Quoted prices in active markets for identical assets or liabilities

Level 2
Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities

Level 3	Unobservable inputs supported by little or no market activity and are significant to the fair value of the assets or liabilities

See Independent Auditor's Review Report for 2013

Heartland Group Holdings, LLC
Notes to Financial Statements
December 5, 2014 (Audited) and November 30, 2013 (Unaudited)

Note 13:  Disclosures About Fair Value of Assets - Continued

Nonrecurring Measurements

The following table presents the fair value measurement of assets measured at fair value on a nonrecurring basis and the level within the fair value hierarchy in which the fair value measurements fall at December 5, 2014 and November 30, 2013:

Fair Value Measurements Using
	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
December 5, 2014
Long-lived assets	$4,527,754	$4,527,754	$-	$-
Intangible assets	-	-	-	-
Other assets	-	-	-	-

November 30, 2013
Goodwill	$-	$-	$-	$-

Following is a description of the valuation methodologies and inputs used for assets measured at fair value on a nonrecurring basis and recognized in the accompanying balance sheet, as well as the general classification of such assets pursuant to the valuation hierarchy.  For assets classified within Level 3 of the fair value hierarchy, the process used to develop the reported fair value is described below.

Long-lived, Intangible and Other Assets

Long-lived, intangible and other assets are valued at fair value on December 5, 2014, due to an impairment recorded.  The fair value is estimated based on the selling price of the assets included in the Asset Purchase Agreement described in Note 2 and, therefore, are classified within Level 1 of the valuation hierarchy.

Goodwill

Goodwill is valued at fair value on November 30, 2013, due to a recognized impairment.  The fair value is estimated using discounted cash flows.  Key inputs include weighted average cost of capital and long-term growth rates which cannot be corroborated by observable market data and, therefore, is classified within Level 3 of the valuation hierarchy.  The unobservable inputs used in the goodwill fair value measurement include weighted average cost of capital rate of 10% and long-term growth rate of 2%.

See Independent Auditor's Review Report for 2013

Heartland Group Holdings, LLC
Notes to Financial Statements
December 5, 2014 (Audited) and November 30, 2013 (Unaudited)
Note 14:  Significant Estimates and Concentrations

Accounting principles generally accepted in the United States of America require disclosure of certain significant estimates and current vulnerabilities due to certain concentrations.  Those matters include the following:

Significant Customers

Major customer relationships represent more than 10% of sales.  The Company had sales from one customer relationship (Parent) during the nine-month period ended December 5, 2014 which accounted for 44% of total sales and 24% of total trade accounts receivable at December 5, 2014.  The Company had sales from two customer relationships, including Parent, during the nine-month ended November 30, 2013 which accounted for 80% of total sales and 76% of total trade accounts receivable at November 30, 2013.

Major Suppliers

Major supplier arrangements represent more than 10% of cost of goods sold.  The Company had purchases from one supplier relationship during the nine-month periods ended December 5, 2014 November 30, 2013, which accounted for approximately 24% and 23% of total inventory purchases, respectively.  Accounts payable for this supplier represented 24% and 34% of accounts payable at December 5, 2014 and November 30, 2013, respectively.

Note 15:  Subsequent Events

Effective immediately after the nine-month period ended December 5, 2014, in connection with the sale of the assets described in Note 2, the Company formally announced its plans to cease operations and dissolve the Company.  The Company expects to wind-up its affairs by settling its current liabilities, including outstanding checks in excess of bank balance, accounts payable and accrued expenses, from collection of its receivables and refund of prepaid expenses.  Subsequent to December 5, 2014, the current maturities of long-term debt were paid with proceeds from additional borrowings on the line of credit.  Parent subsequently assumed the line of credit totaling approximately $17,050,000 and converted the Company’s obligation on the line of credit to equity.  The notes payable to Parent and related accrued interest were also subsequently converted to equity.  Liquidation is expected to be completed in 2015.

Effective with the sale of the assets described in Note 2 immediately after the nine-month period ended December 5, 2014, the rights to the Company’s name, Heartland Group Holdings, LLC, were transferred to the buyer and the Company changed its name to Warren Ohio Holdings Co., LLC.

See Independent Auditor's Review Report for 2013

Heartland Group Holdings, LLC
Notes to Financial Statements
December 5, 2014 (Audited) and November 30, 2013 (Unaudited)
Note 15:  Subsequent Events - Continued

The share price of the stock issued to the Company in consideration for the disposal of assets described in Note 2 significantly decreased in value upon completion of the sale.  The fair value of the shares received on December 5, 2014, was $6,731,376.  It is reasonably possible future changes in the fair value of the stock could occur and the effect of the change would be material to the Company.

Subsequent events have been evaluated through the date of the Independent Auditor’s Report, which is the date the financial statements were available to be issued.

See Independent Auditor's Review Report for 2013